Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT made and entered into this 19th day of February 2021, by and between SEV 8th and Division a Tennessee Limited Liability Company (hereinafter referred to as “Landlord”) and Eargo, Inc. a Delaware Corporation (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a Lease dated September 11, 2018 for 14,965 rentable square feet located at 716 Division Street, Nashville TN 37204 (hereinafter referred to as “Office & Parking Lease”); and

WHEREAS, Landlord and Tenant desire to make certain amendments to the Office & Parking Lease;

1.	Beginning on April 1, 2021, Tenant will be leasing 9,327 rentable square feet as shown and defined on Exhibit B of this First Amendment, (hereinafter referred to as the “Premises”).

2.	The Term of the Lease will expire on March 31, 2023

3.	The Tenant’s Percentage Share of Property and Building Expenses shall be amended to be Forty Seven Percent (47%).

4.

Beginning on the Rent Commencement Date, Tenant shall pay Base Rent without notice, demand or set off in the amount of Nineteen Thousand One Hundred Twenty 35/100 Dollars ($19,120.35) per month.  The base Rent shall increase to Nineteen Thousand Five Hundred Ninety Eight Dollars and 36/100 Dollars ($19,598.36) on April 1, 2022.

5.

As referenced in Section 1.3 of the Lease, Tenant shall no longer have access to use the Restroom and Tenant will no longer be required to pay a Restroom Usage Fee to Landlord as additional rent to use the common Restroom.

6.

Tenant will no longer have the right to use the parking areas as previously written in Section 1.2 of the Lease.  Tenant will be restricted to Fifty (50), unreserved parking spaces in Lots A, B and C, per Exhibit C of this First Amendment.  Tenant shall have the right to use the parking area labeled Area C at all times with the exception that in no event shall the Tenant, its employees and visitors use Lot C from 7:00 pm to 10:00 pm.  Tenant will no longer have the rights to park on the Additional Property as defined in the Standard Lease Provisions.

7.	All other terms and conditions of the Office & Parking Lease are to remain in full force and effect.

IN WITNESS WHEREOF, the Landlord and Tenant acknowledge and agree to the terms as herein outlined.

LANDLORD:	TENANT:
SEV 8th and Division a Tennessee Limited Liability Company	Eargo, Inc. a Delaware Corporation
/s/ Cameron W. Sorenson	/s/ William H. Brownie
By: Cameron W. Sorenson	By: William H. Brownie
Title: Manager	Title: Chief Operating Officer
Date: 2/19/21	Date: 2/19/21